Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of The GC Net Lease REIT, Inc. (the “Company”), in connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “Report”), hereby certifies, to his knowledge, that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 30, 2010	By:	/s/ Kevin A. Shields
Kevin A. Shields President and Director (Principal Executive Officer)